UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 10, 2010
Date of Report
(Date of earliest event reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34192	94-2896096
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
120 San Gabriel Drive
Sunnyvale, CA 94086
(Address of principal executive offices including zip code)
(408) 737-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 10, 2010, Maxim Integrated Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters have agreed to purchase for resale to the public, $300,000,000 aggregate principal amount of the Company’s 3.45% Senior Notes due 2013 (the “Notes”). The Notes will be sold to the Underwriters at an issue price of 99.526% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 99.876% of the principal amount thereof. The offering of the Notes is expected to be completed on June 17, 2010.
     The Company expects to receive net proceeds of approximately $298 million from the offering, which the Company intends to use for general corporate purposes, including to fund acquisitions and repurchase its common stock.
     The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on June 14 and December 14 of each year, beginning on December 14, 2010.
     The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-167435) (the “Registration Statement”).
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.
     This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors, including the items identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended June 27, 2009, and our Quarterly Report on Form 10-Q for the three months ended March 27, 2010. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Item 9.01. Financial Statement and Exhibits.
     (d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated June 10, 2010, between Maxim Integrated Products, Inc. and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2010

MAXIM INTEGRATED PRODUCTS, INC.
By:	/s/ Bruce Kiddoo
Bruce Kiddoo
Senior Vice President, Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated June 10, 2010, between Maxim Integrated Products, Inc. and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as underwriters.

3